UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2011
Weatherford International Ltd.
(Exact name of registrant as specified in charter)

Switzerland (State or other jurisdiction of incorporation)	001-34258 (Commission File No.)	98-0606750 (I.R.S. Employer Identification No.)
4-6 Rue Jean-François Bartholoni
1204 Geneva
Switzerland N/A
(Address of Principal Executive Offices) (Zip Code)
     Registrant’s telephone number, including area code: +41-22-816-1500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Mr. Charles E. Geer, our principal accounting officer, has informed us of his decision to leave the company effective March 18, 2011 to pursue another career opportunity. We will appoint an interim principal accounting officer upon Mr. Geer’s departure. We expect to conduct an executive search for permanent candidates, who will be considered along with internal candidates.

Item 7.01	Regulation FD Disclosure.
After reassessing our expected effective tax rate for 2011, we now anticipate that we will have an effective rate of approximately 27% for 2011. This rate will vary depending upon our operating results, geographic mix and the success of our tax planning efforts. We do not anticipate significant differences between cash and book taxes, except for differences arising out of the use of net operating losses and differences in the timing of actual tax payments.
As previously disclosed in our Form 8-K filed on March 1, 2011 and in our Form 10-K for the year ended December 31, 2010, our operations have been disrupted by major political instability and related uprisings in Tunisia, Egypt and Libya, and to a lesser extent Yemen and Bahrain. We have also experienced weather-related disruptions in different parts of the world that have reduced activity levels. The effects have been particularly severe in Australia.
As a result of the above, we are revising our first quarter earnings guidance to an estimated $0.18 per share on a fully diluted basis.
The prevailing political instability has also led to substantial volatility in oil and natural gas commodity prices. Given the uncertainty surrounding the events in the Middle East and North Africa and their prognosis, it is more reasonable at this time not to provide full year earnings guidance for 2011.
This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Weatherford’s prospects for its operations which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Weatherford International Ltd.’s reports and registration statements filed with the SEC, include but are not limited to the impact of oil and natural gas prices and worldwide economic conditions on drilling activity, the outcome of pending government investigations and litigation, the demand for and pricing of Weatherford’s products and services, domestic and international economic and regulatory conditions, changes in tax and other laws affecting our business, results of our tax planning efforts, effects of extreme weather conditions and global political instability. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary materially from those currently anticipated.
The information presented herein under Item 7.01 shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference to this Item 7.01 in such a filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2011	WEATHERFORD INTERNATIONAL LTD.
	By:	/s/ Andrew P. Becnel
		Name:	Andrew P. Becnel
		Title:	Senior Vice President and Chief Financial Officer

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